Exhibit 99.1

FOR IMMEDIATE RELEASE

NYC ANNOUNCES ACHIEVEMENT OF THE WELL HEALTH-SAFETY RATING FOR 9 Times Square, 1140 Avenue of the Americas and 123 William Street

New York, June 16, 2022 – New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”) announced today it has earned the WELL Health-Safety Rating for its properties at 9 Times Square, 1140 Avenue of the Americas and 123 William Street through the International WELL Building Institute (IWBI). The WELL Health-Safety Rating is an evidence-based, third-party verified rating for all new and existing building and space types focusing on operational policies, maintenance protocols, stakeholder engagement and emergency plans to address a post-COVID-19 environment now and into the future.

“We are proud to achieve a WELL Health-Safety Rating at three of the most significant properties in our pure-play New York City portfolio,” said Michael Weil, NYC’s Chief Executive Officer. “Our team has worked continuously over the last two years to maintain and enhance safe work environments for our tenants as they continue to return to the office. Coupled with the BOMA Building of the Year award and ENERGY STAR certification that 123 William Street received, this latest achievement exemplifies exceptional property and asset management on behalf of NYC and its on-site personnel.”

To achieve WELL Health-Safety Rating, NYC has implemented features such as air and water quality management, health service resources, cleaning and sanitization procedures, and emergency preparedness programs at three of its flagship properties.

About New York City REIT, Inc.

New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

About the WELL Health-Safety Rating

The WELL Health-Safety Rating provides a centralized source and governing body to validate efforts made by owners and operators. It leverages insights drawn from the IWBI Task Force on COVID-19, in addition to guidance on the spread of COVID-19 and other respiratory infections developed by the World Health Organization (WHO), U.S. Centers for Disease Control and Prevention (CDC), global disease control and prevention centers and emergency management agencies, as well as recognized standard-making associations such as ASTM International and ASHRAE, and leading academic and research institutions, as well as core principles already established by IWBI’s WELL Building Standard, the premier framework for advancing health in buildings and spaces of all kinds. International WELL Building Institute, IWBI, the WELL Building Standard, WELL v2, WELL Certified, WELL AP, WELL Portfolio, WELL Portfolio Score, The WELL Conference, We Are WELL, the WELL Community Standard, WELL Health-Safety Rating, WELL Health-Safety Rated, WELL Workforce, WELL and others, and their related logos are trademarks or certification marks of International WELL Building Institute pbc in the United States and other countries.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “plans,” “intends,” “should,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of NYC’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the potential adverse effects of (i) the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and other countries, as well as other public and private actors and companies, on NYC, NYC’s tenants and the global economy and financial markets , and (b) that any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those set forth in the Risk Factors section of NYC’s most recent Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022, and all other filings filed with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in NYC’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and NYC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Contacts:

Investor Relations

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(866) 902-0063

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